Exhibit 99.1

For Immediate Release	NEWS
May 16, 2006	Nasdaq: UAPH

UAP HOLDING CORP. AND UNITED AGRI PRODUCTS, INC. ANNOUNCE RECEIPT OF REQUISITE CONSENTS FOR THEIR 10 3/4% SENIOR DISCOUNT NOTES DUE 2012 AND 8 1/4% SENIOR NOTES DUE 2011

GREELEY, COLORADO (May 16, 2006) – UAP Holding Corp. (“UAP Holdings”) (Nasdaq: UAPH) and United Agri Products, Inc. (“United Agri Products” and, together with UAP Holdings, the “Companies,” and each, a “Company”) announced today that in connection with their previously announced offers to purchase for cash any and all of UAP Holdings’ outstanding $125.0 million principal amount at maturity of 10 3/4% Senior Discount Notes due 2012 (the “10 3/4% Discount Notes”) and any and all of United Agri Products’ outstanding $203.5 million principal amount of 8 1/4% Senior Notes due 2011 (the “8 1/4% Notes” and, together with the 10 3/4% Discount Notes, the “Notes”), and solicitation of consents to eliminate most of the restrictive covenants in the indentures under which the Notes were issued, the Companies have been advised by JPMorgan Chase Bank, N.A., the depositary for the tender offers and consent solicitations, that, as of 5:00 p.m., New York City Time, on May 16, 2006, approximately $120.7 million in aggregate principal amount at maturity of the 10 3/4% Discount Notes outstanding, and $202.6 million in aggregate principal amount of the 8 1/4% Notes outstanding have been validly tendered and have not been withdrawn in the offers to purchase and consent solicitations. These amounts represent the consents of a majority in aggregate principal amount at maturity of the outstanding 10 3/4 % Discount Notes and a majority in aggregate principal amount of the outstanding 8 1/4 % Notes, respectively.

Accordingly, each Company has received the requisite consents and tenders for its Notes in order to effect the proposed amendments to the indentures under which such Notes were issued, as provided in the Offer to Purchase and Consent Solicitation Statement dated May 3, 2006, as supplemented by Supplement thereto dated May 10, 2006 (the “Statement”). These consents and tenders may not be validly withdrawn unless the tender offers and the consent solicitations are terminated without any Notes being purchased. Upon completion of the tender offers and consent solicitations, holders who tendered their notes prior to 5:00 p.m., New York City Time, on May 16, 2006 will receive the total consideration (including the consent payment) for such Notes.

Any holders who tender their Notes after 5:00 p.m., New York City Time, May 16, 2006 and before the expiration date of the tender offers and consent solicitations, which is scheduled to be 9:00 a.m., New York City time, on June 1, 2006, unless extended or earlier terminated, will receive the tender offer consideration (not including the consent payment).

The Companies have received the requisite consents to certain proposed amendments to eliminate most of the restrictive covenants of the indentures governing the Notes and certain other provisions. As a result, each of UAP Holdings and United Agri Products will promptly execute and deliver supplemental indentures to the indentures pursuant to which the Notes were issued. The supplemental indentures will not become effective unless and until UAP Holdings and United Agri Products accept for payment and purchase the Notes pursuant to the tender offers and consent solicitations. Upon satisfaction or waiver of the remaining conditions set forth in the Statement, including the amendment of the revolving credit facility and entry into a new term loan facility, the Companies intend to accept the Notes for purchase and payment pursuant to the tender offers and consent solicitations.

The Companies have retained Credit Suisse Securities (USA) LLC to act as Dealer Manager and Consent Solicitation Agent in connection with the tender offers and consent solicitations. Questions about the tender offers may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 325-7596 (collect), or to MacKenzie Partners, Inc., the information agent for the tender offers and consent solicitations, at (800) 322-2885 (toll free) or (212) 929-5500 (collect). Copies of the Statement and the accompanying Letter of Transmittal and Consent (the “Offer Documents”) and other related documents may be obtained from the information agent.

The tender offers and consent solicitations are being made solely on the terms and conditions set forth in the Offer Documents. Under no circumstances shall this press release constitute an offer to buy or the solicitation of an offer to sell the Notes or any other securities of the Companies. It also is not a solicitation of consents to the proposed amendments to the indentures. No recommendation is made as to whether holders of the Notes should tender their Notes or give their consent.

About the Companies

UAP Holding Corp. is the holding company of United Agri Products, Inc., the largest independent distributor of agricultural inputs and professional non-crop products in the United States and Canada. United Agri Products markets a comprehensive line of products, including chemical, seed, and fertilizer, to growers and regional dealers. United Agri Products also provides a broad array of value-added services, including crop management, biotechnology advisory services, custom blending, inventory management, and custom applications of crop inputs. United Agri Products maintains a comprehensive network of approximately 340 distribution and storage facilities and three formulation and blending plants, strategically located throughout the United States and Canada. Additional information can be found on the company’s website, located at www.uap.com.

Safe Harbor Statement

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, the Companies’ expectations regarding the performance of their business, their liquidity and capital resources, the other non-historical statements in the discussion and analysis and the ability to consummate the tender offers and consent solicitations described above and the amendment of the revolving credit facility and entry into a new term loan facility to finance the tender offers and consent solicitations described above. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. In particular, the Companies cannot assure you that the proposed transactions described above will be consummated on the terms currently contemplated by the Companies, if at all, or that the Notes tendered in the tender offers and consent solicitations described above will be accepted for purchase. These statements are subject to certain risks, uncertainties and assumptions, including risks related to the seasonality of the Companies’ business and weather conditions in their markets, their substantial leverage and restrictions contained in their debt agreements, the possibility of liability for pollution and other damage that is not covered by insurance or that exceeds their insurance coverage, their dependence on rebate programs, and other risks identified and discussed under the caption “Risk Factors” in UAP Holdings’ Registration Statement on Form S-3 (File No. 333-131080) declared effective by the Securities and Exchange Commission on March 1, 2006 and in the other documents the Companies file with the Securities and Exchange Commission from time to time.

Contact

UAP Holding Corp.

Karla J. Kimrey, Vice President, Investor Relations of UAP Holding Corp.

+1-970-356-4400